SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
            of the Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [X] Filed by a Party other than the Registrant [] Check the appropriate box:

[]   Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[]   Definitive Additional Materials
[]   Soliciting Material Pursuant toss.240.14a-12


                             VITRO DIAGNOSTICS, INC.
               --------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     ----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.

[] Fee computed on table below per Exchange Act Rules 14a-6(I)(4) and 0-11. 1) Title of each class of securities to which transaction applies:

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------


[]   Fee paid previously with preliminary materials.

[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:

          ----------------------------------------------------------------------


     2)   Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------


     3)   Filing Party:


          ----------------------------------------------------------------------


     4)   Date Filed:

          ----------------------------------------------------------------------

                             VITRO DIAGNOSTICS, INC.
                        8100 Southpark Way, Building B-1
                            Littleton, Colorado 80120


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                December 1, 2000

     The Annual Meeting of Shareholders of Vitro Diagnostics, Inc., a Nevada corporation (the "Company"), will be held at the Hotel Teatro, located at 1100 14th Street, Denver, Colorado 80202, phone (303) 228-1100 on December 1, 2000, at 9:00 a.m., Mountain Standard Time, for the following purposes:

     1. To elect five members of the Board of Directors to serve until the next annual meeting of shareholders and until their successors are elected;

     2.   To approve a new equity incentive plan;

     3. To ratify the appointment of Cordovano and Harvey, P.C. as the Company's independent accountants for the fiscal year ending October 31, 2000; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     Only shareholders of record on the books of the Company at the close of business on October 25, 2000 are entitled to notice of and to vote at the Annual Meeting.

     All shareholders are invited and urged to attend the meeting in person. EVEN IF YOU EXPECT TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED, PRE-ADDRESSED ENVELOPE. If you attend the meeting, you can revoke your Proxy and vote in person.

     A Proxy Statement explaining the matters to be acted upon at the meeting follows. Please read it carefully.

                                             By Order of the Board of Directors,

                                                   /s/ Henry C. Schmerler
                                                   -----------------------------
                                                   Henry C. Schmerler, Secretary

October 30, 2000

                                 PROXY STATEMENT

                             VITRO DIAGNOSTICS, INC.
                         Annual Meeting of Shareholders
                                December 1, 2000

                               GENERAL INFORMATION


     This Proxy Statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Vitro Diagnostics, Inc., a Nevada Corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company to be held at the Hotel Teatro, located at 1100 14th Street, Denver, Colorado 80202, phone (303) 228-1100, on December 1, 2000 a
t 9:00 a.m., Mountain
Standard Time, and at any and all adjournments of such meeting. This Proxy Statement and the enclosed form of Proxy are first being sent to shareholders on or about October 30, 2000.

     If the enclosed Proxy is properly executed and returned in time to be voted at the meeting, the shares represented will be voted in accordance with the instructions contained therein. Executed Proxies that contain no instructions will be voted FOR the election of all nominees named herein as directors, FOR the adoption of a new equity incentive plan and FOR the ratification of the appointment of Cordovano and Harvey, P.C. as auditors.

     Shareholders who execute Proxies for the Annual Meeting may revoke their Proxies at any time prior to their exercise by delivering written notice of revocation to the Company, by delivering a duly executed Proxy bearing a later date, or by attending the meeting and voting in person.

     The cost of the meeting, including the cost of preparing and mailing this Proxy Statement and Proxy, will be borne by the Company. The Company may use the services of its directors, officers, employees and contractors to solicit
Proxies, personally or by telephone, but at no additional salary or compensation. The Company will also request banks, brokers and others who hold common stock of the Company in nominee names to distribute Proxy soliciting materials to beneficial owners and will reimburse such banks and brokers for reasonable out-of-pocket expenses which they may incur in so doing.

     Only holders of record of the Company's common stock, par value $.001 per share, on October 25, 2000 are entitled to receive notice and to vote at the Annual Meeting. Each share of common stock is entitled to one vote. On October 25, 2000 there were a total of 8,509,305 shares of common stock outstanding. The presence in person or by proxy of not less than one-third of the outstanding common stock will constitute a quorum for the transaction of business at the Annual Meeting.

     Brokers who hold Common Stock in street name and do not receive instructions from their clients on how to vote on a particular proposal are permitted to vote on routine proposals but not on non-routine proposals. The absence of votes on non-routine proposals are "broker nonvotes." Abstentions and broker nonvotes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of directors, the ratification of the appointment of auditors, the adoption of a new stock option plan or any other matter voted on at the meeting because they will not be counted as votes for or against any matter.

YOUR VOTE IS IMPORTANT. PLEASE RETURN YOUR MARKED PROXY CARD PROMPTLY SO YOUR SHARES CAN BE REPRESENTED, EVEN IF YOU PLAN TO ATTEND THE MEETING IN PERSON.


                              ELECTION OF DIRECTORS

                           (Proposal 1 on Proxy Card)

Directors and Executive Officers
--------------------------------

     The Board of Directors currently consists of four members, each of whom is nominated to serve until the next Annual Meeting of Shareholders and until his successor is elected and qualified. The Board of Directors has also voted to increase the number of seats on the Board by one, to five members.

     The following table reflects the directors and executive officers of the Company as of the date of this Proxy Statement, and the additional director nominee. All of the current directors are nominees for reelection at the Annual Meeting.

    Name                       Age           Position
    ---------------------      ---           -----------------------------------

    Ronald L. Goode, Ph.D(1)   56            Chairman of the Board of Directors

    James R. Musick, Ph.D      53            President and Director

    Erik D. Van Horn           32            Vice President and Director

    Henry C. Schmerler(1)      59            Secretary, Treasurer and Director

    William J. Schmulh, Jr.    57            Director nominee

--------------------------
(1)  Members of the Audit and Compensation Committees.
--------------------------

     The following information summarizes the business experience for the last five years of the officers, directors and director nominees of the Company, as well as, where relevant, the educational background of such individuals:

     James R. Musick, Ph.D. was appointed as President of the Company on August 7, 2000. From September 1, 1989 until August 7, 2000, Dr. Musick served as Vice President, Secretary and Chief Operating Officer of the Company. He has also served as a director of the Company since September 1, 1989. Dr. Musick received a Bachelor of Arts in Biological Sciences in 1968 and a doctorate in Biological Sciences in 1975 from Northwestern University in Chicago.

     Erik D. Van Horn was appointed Vice President of the Company on August 7, 2000. He has also been Production Manager and a Director of the Company since March, 1993. He received his Bachelor of Science in Chemical Engineering from the University of Colorado in 1990.

     Ronald L. Goode, Ph.D., a former executive in the pharmaceutical industry, has served as a Director of the Company since August 7, 2000 and was elected Chairman of the Board on September 14, 2000. He currently is president and sole shareholder of Pharma-Links, Inc., a consulting business focusing on strategic alliances and other collaborative relationships within the pharmaceutical industry, a position he has held since 1999. Dr. Goode's Ph.D. was earned in microbial genetics at The University of Georgia. From 1997 to 1999 Dr. Goode was president and chief executive officer of Unimed Pharmaceuticals, a Deleware corporation with securities traded on the Nasdaq National Market System. Prior to that, Dr. Goode held a variety of executive positions with two major pharmaceutical firms (G.D. Searle and Company and Pfizer Pharmaceuticals), including senior vice president of licensing and business development of G.D. Searle from 1995 to 1997 and president of Searle International from 1991 to 1995. In addition, Dr. Goode was Vice-President of Clinical and Scientific Affairs for Pfizer Pharmaceuticals from 1985 to 1986.

     Henry C. Schmerler has served as a director of the Company since August 7, 2000 and was elected Secretary and Treasurer on September 14, 2000. Mr. Schmerler has acted as a financial consultant since 1994. Prior to that, he was an executive with Dun and Bradstreet Corporation, where he held various positions over the course of thirty years including Vice President of Business Development (1991 - 1994), Vice President of Customer Relations (1989 - 1991), President of the Credit Clearing House (1986 - 1989) and President of the National Credit Office (1983 - 1986). Mr. Schmerler received a Bachelor's degree in Economics from Hobart College, Geneva, New York in 1962.

     William J. Schmulh, Jr. serves as president and chief executive officer of Heywood Williams, Inc., a $600 million multi-division manufacturer and distributor of building products. He has held that position since 1996. He has been employed with Heywood Williams or one of its divisions since 1978, and served as president and chief executive officer of Bristol Corporation, a $160 million subsidiary between 1990 and 1996. Prior to that, Mr. Schmulh acted as a business consultant with Cromwell Management Corporation. He also taught accounting and business law and acted as department chair of the Department of Business, Administration and Economics at Saint Mary's College, Notre Dame,
Indiana. Prior to that, Mr. Schmulh practiced as an accountant and as an attorney. He received his Bachelor's degree in Business Administration in 1965 and Juris Doctorate in 1967 from the University of Notre Dame, and an MBA from the University of Chicago in 1972. Mr. Schmulh also completed the Executive Program for Smaller Companies in 1984 at Stanford University.

     Each director will serve until the next annual meeting of shareholders and until his successor is duly elected and qualified, or until his resignation or removal. Officers of the Company serve at the pleasure of the Board of Directors. There is no family relationship between any of the Company's directors or executive officers.

     If a quorum is present, directors are elected by a plurality of votes (i.e. the five candidates receiving the highest number of votes will be elected to the Board of Directors). The Board of Directors unanimously recommends a vote FOR the nominees listed above.

Board of Directors' Meetings and Committees
-------------------------------------------

     During the fiscal year ended October 31, 1999, the Company's Board of Directors took action eight times by unanimous written consent. Messrs. Roger D. Hurst, Musick and Van Horn were the directors during the last fiscal year and all participated in each decision made by the Board. Mr. Hurst resigned his positions with the Company effective August 7, 2000. (See "Changes in Control")

     The Board of Directors of the Company maintains a standing Audit and Compensation Committee. The Audit Committee is responsible for reviewing and evaluating the Company's financial controls and financial reporting obligations. The Compensation Committee is responsible for reviewing and evaluating the duties and performance of the Company's officers and key employees and making recommendations concerning their compensation. The Compensation Committee also oversees the Company's stock option plan. The members of the Audit and Compensation Committees are Messrs. Goode and Schmerler. As these committees were only recently organized, there were no meetings in fiscal 1999.


Management Remuneration
-----------------------

     The following table summarizes the total compensation of the chief executive officer, any person who served as the chief executive officer during the last fiscal year ended October 31, 1999, and other executive officers whose compensation from the Company exceeded $100,000 during that period (the "Named Officers"):

                              SUMMARY COMPENSATION

                                                          Long Term Compensation
                                                          ----------------------
                                                                 Securities
                    Year Ended      Annual Compensation          Underlying
Name                October 31,         Salary                   Options
----                -----------    ---------------------  ----------------------
Roger Hurst,
   President           1999            $55,876                     31,848
                       1998             53,920                    100,000
                       1997             21,600                    100,000

Option Grants For 1999
-----------------------

     The following table sets forth information regarding the grant of stock options to the Named Officers of the Company during the fiscal year 1999.

                 Number of      % of Total
                 Securities     Options Granted
                 Underlying     to Employees in     Exercise Price    Expiration
Name             Options        Fiscal Year         ($/share)         Date
--------------------------------------------------------------------------------
Roger D. Hurst    31,848          16%                  $.625          06-06-2009


Year End Option Values
-----------------------

     The following table sets forth the value of unexercised options held by the Named Officers at October 31, 1999 and the value of common stock acquired by Mr. Hurst during the fiscal year ended October 31, 1999. The price of the Company's common stock on October 31, 1999 was $2.31.

                                          Number of
                Shares                    Unexercised       Value of unexercised
                Acquired     Value        Options at        in-the-money options
Name            on Exercise  Realized($)  fiscal year end     at fiscal year end
--------------------------------------------------------------------------------

Roger D. Hurst  600,000      $1,340,000   31,848               $ 13,854 (1)


----------------------
(1) Based on the last reported sale price of the Company's common stock of $1.06 on October 25, 2000.
----------------------


Compensation of Directors
--------------------------

     No compensation was paid to any director for the fiscal year ended October 31, 1999. No officer of the Company is entitled to receive any additional compensation for his services to the Company, including his services as a director. Beginning in August, 2000, each member of the Board of Directors who is not an employee of the Company receives options to purchase 10,000 shares of common stock upon appointment to the Board and is entitled to receive additional options for 2000 shares for each meeting attended. Additionally, the Chairman of the Board received options to purchase 5,000 shares upon his appointment and chairmen of each standing committee will receive options for 2000 shares upon his appointment. All of these options are exercisable at a price equal to the closing bid price of the Company's common stock on the date of grant and for a period of ten years thereafter. Each director is also entitled to be reimbursed for reasonable and necessary expenses incurred on behalf of the Company.


Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

     The following table sets forth information with respect to the ownership of the Company's common stock by all officers and directors individually, all officers and directors as a group, and all beneficial owners known to the Company to hold more than five percent (5%) of the Company's common stock. As of September 30, 2000, a total of 8,509,305 shares of common stock, the Company's only class of voting stock, were issued and outstanding.

     The following shareholders have sole voting and investment power with respect to the shares, unless it is indicated otherwise.

Name and Address of Beneficial Owner          Number of Shares           %
------------------------------------          ----------------         -----

Officers and Directors

James R. Musick (1,2)                            1,342,189             15.71%
8100 Southpark Way
Unit B-1
Littleton, CO 80120

Erik Van Horn (3)                                  530,516              5.87%
8100 Southpark Way
Unit B-1
Littleton, CO 80120

Henry C. Schmerler(4)                              166,000              1.92%
5095 Joewood Drive
Sanibel, Florida 33957

Ronald L. Goode(5)                                  71,000               *
1051 Melody Road
Lake Forest, IL 60045

Officers and Directors as a group(1,2,3,4,5)     2,105,714             23.13%
 (4 individuals)

Five Percent Shareholders

Roger D. Hurst(1)                                1,159,027             13.57%
8100 Southpark Way
Unit B-1
Littleton, CO 80120

The James R. Musick Trust                          855,209             10.05%

Lloyd Hansen                                     1,280,000             15.04%
2646 S.W. Mapp Rd
STE #304
Palm City, FL 34990

World Wide Capital Investors, LLC                2,370,000             27.85%
P.O. Box 8
Westcliffe, CO 81252

-----------------------
*    Less than 1%

(1) Includes 31,848 shares of common stock underlying an option exercisable at $.625 until June 6, 2009.

(2) Includes 855,209 shares held by The James R. Musick Trust, of which Mr. Musick is a trustee and beneficiary.

(3) Includes 530,516 shares of common stock underlying options exercisable at prices ranging from $.07 to $.625 and expiring through 2009.

(4) Includes 16,000 shares of common stock underlying options exercisable at prices ranging from $1.34 to $1.50 and expiring in 2010. Also includes 125,000 shares owned by a limited liability company in which Mr. Schmerler is a member.

(5) Includes 21,000 shares underlying options exercisable at prices ranging from $1.34 to $1.50 and expiring in 2010.
-----------------------


Changes in Control and Voting Agreement
---------------------------------------

     Effective August 7, 2000, the Company entered into a number of agreements, as a result of which it experienced a change in control. Roger D. Hurst, former President, Chief Executive Officer and a director of the Company, resigned from those positions and James R. Musick succeeded Mr. Hurst as the President. Two individuals were added to the Board of Directors, one to fill the vacancy created by the resignation of Mr. Hurst and one to fill a new position. In addition, certain of the Company's shareholders agreed to vote common stock of the Company in favor of the election and retention of certain directors, including the foregoing individuals.

     On August 7, 2000, the Company sold certain assets formerly used in its business to a private company controlled by Mr. Hurst. At the same time, Mr. Hurst resigned his position as President, Chief Executive Officer and a director of the Company. In accordance with the terms of a shareholders' agreement executed on the same date, remaining members of the Board of Directors voted to increase the Board to four individuals. Messrs. Henry Schmerler and Ronald Goode were then elected to fill the vacancy created by the resignation of Mr. Hurst and the vacancy created by the expansion of the Board. Simultaneously, James R. Musick, formerly the Company's Vice President and Secretary, was elected as President on an interim basis pending further consideration by the Board. Erik Van Horn was elected Vice President and Secretary.

     Pursuant to the terms of the shareholders' agreement, World Wide Capital Investors, LLC ("WWC"), the owner of 2,370,000 shares of the Company's common stock, Messrs. Musick and Van Horn agreed to vote their shares such that the Board will be comprised of Messrs. Musick, Schmerler, Goode, Van Horn and William J. Schmulh. Also in conjunction with the shareholders' agreement, Messrs. Hurst and Musick granted a proxy with regard to 1,4000,000 shares of their common stock to Ronald Goode or Henry Schmerler to vote as determined by a majority vote of the Board of Directors. The shareholders' agreement represented a compromise between the Company's existing management and WWC with regard to the efforts of WWC to nominate and elect certain individuals to the Company's Board of Directors and otherwise exercise control of the Company.

     The Company knows of no other arrangements, including the pledge of securities by any person, which would result in a change of control of the Company.

Certain Transactions
--------------------

Disposition Of Assets
---------------------

     Also effective August 7, 2000, pursuant to the terms of a purchase agreement, the Company sold all of the assets of its antigen division to AspenBio, Inc., a private Colorado corporation ("purchaser") controlled by Mr. Hurst. This transaction was effective for accounting purposes on July 31, 2000. In exchange for the assets, the purchaser agreed to pay the Company $700,000 and assume a majority of its liabilities. At closing, the Company received $250,000 cash and a promissory note in the principal amount of $450,000 payable September 7, 2000. This note was personally guaranteed by Mr. Hurst. The Note was paid in full on September 7, 2000. In addition, the purchaser assumed all of the Company's liabilities except for certain excluded liabilities associated with the business and assets which it retained. As of the date of closing, the Company estimated that the assumed liabilities totaled approximately $600,000 on an unaudited basis. The purchaser agreed to pay all of these liabilities as they become due and, if not sooner paid, within ninety days of closing, or to obtain a release of the Company from all of those liabilities.

     The assets included in this sale were all of the assets formerly used by the Company in its antigen division. These assets include equipment, furniture, fixtures, inventory, accounts receivable and intangible assets associated with the antigen division. These assets were formerly used by the Company to produce and distribute antigens primarily for diagnostic purposes. Following the sale, the Company retained patents and other intellectual property which it uses or proposes to use in connection with a therapeutic business. The Company intends to continue that therapeutic business in the future.

     The value of the assets transferred in this sale was based on a variety of factors considered by the Board of Directors. These factors included negotiations between the parties, historical cash flow of the assets during the preceding fiscal years, estimated replacement cost of certain assets and estimates of the assets provided by third parties. The Board did not find it suitable to and did not assign relative weights to the individual factors considered in reaching a conclusion as to the estimated value of the assets. However, the Board believes that each of those factors was material to a determination of the sale price.

     In connection with the purchase agreement, the Company agreed to indemnify Mr. Hurst and Mr. Hurst has indemnified the Company as to certain liabilities related to the transaction. The indemnification includes liabilities of the Company which were assumed by the purchaser.

Other Events
------------

     In connection with the compromise with WWC and the sale of assets to the purchaser, the Company executed a settlement agreement and mutual release relating to claims pending between the parties. Parties to the settlement include the Company, purchaser, Hurst individually, WWC, Kyln Roth, a manager of WWC, Musick and Van Horn individually. This agreement releases and discharges each party from any and all claims pending between them except for claims arising out of the shareholders' agreement, purchase agreement or other documents referenced therein.

     In conjunction with the settlement agreement, the Company and WWC executed a registration rights agreement relating to common stock owned by WWC. This agreement obligates the Company to register up to 2,370,000 shares of the Company's common stock with the Securities and Exchange Commission upon the request of WWC and to keep that registration effective for a period of up to six months. The Company agreed to pay all costs and expenses in connection with that registration except commissions payable upon sale of the common stock by the shareholder.

     During fiscal year 1999, the Company retired all promissory notes previously outstanding to officers or directors. The Company paid $28,400 to Mr. Hurst, former President and Chief Executive Officer of the Company, including $4,200 in interest and $62,222 to Dr. Musick, including $29,811 of interest. The Board of Directors, as then constituted, considered the terms of those transactions to be no less favorable than could have been obtained from an unaffiliated third party.


Compliance with Section 16(a) of the Securities Exchange Act of 1934
---------------------------------------------------------------------

     The following sets forth each director, officer or beneficial owner of more than ten percent of any class of equity securities of the registrant registered pursuant to Section 12 that failed to file on a timely basis, Forms 3, 4 or 5 as required by Section 16(a) during the most recent fiscal year or prior years.

     The numbers of late Form 3, Form 4 and Form 5 reports, and the late Form 4 transactions reported are as follows:

Name of reporting Person   Late Form 3   Late Form 4   Late Form 5  Transactions
------------------------   -----------   -----------   -----------  ------------

Roger D. Hurst                1              1              1            1
James R. Musick               1              1              1            1


                   ADOPTION OF PROPOSED EQUITY INCENTIVE PLAN
                           (Proposal 2 on Proxy Card)

     The Board of Directors has also adopted and recommended to the shareholders the adoption of an Equity Incentive Plan ("Proposed Plan") which was adopted by the Board of Directors as of October 9, 2000. The complete text of the Proposed Plan is included as Exhibit A to this proxy statement. The Board recommends that the shareholders carefully review the Proposed Plan.

     The Proposed Plan is intended to promote the Company's long-term financial interests by attracting and retaining directors, executive, managerial and other key employees of outstanding ability and also consultants and other persons rendering substantial service to the Company by providing a competitive compensation program and by aligning the interests of the Company's directors, employees and others with those of its shareholders.

CURRENT PLAN

     Effective December 2, 1992, the Company adopted the Vitro Diagnostics, Inc.1992 Stock Option Plan (the "1992 Plan") for the benefit of officers, directors and other personnel providing substantial assistance to the Company. An aggregate of 3,000,000 shares of common stock were reserved for issuance under the 1992 Plan. To date, options to purchase an aggregate of 1,910,003 shares have been issued under the 1992 Plan.

     The 1992 Plan is administered by a Compensation Committee as designated by the Board of Directors of the Company. The Compensation Committee presently consists of Ronald Goode and Henry Schmerler. The 1992 Plan provides for the issuance of stock options for the benefit of employees, non-employee directors, consultants of the Company and others who render significant service. According to the 1992 Plan, the determination of those eligible to receive stock options, and the amount, price, type and timing of each stock option and the terms and conditions of the respective stock option agreements shall rest in the sole discretion of the Compensation Committee, subject to the provisions of the 1992 Plan. Also, all stock options granted under the plan must be granted within ten years from the date the plan was adopted.

     The Proposed Plan is intended to offer more flexibility to the Company by allowing a greater variety of compensation alternatives. Where the 1992 Plan provides for the issuance of stock options only, the Proposed Plan permits incentive and non-qualified stock options, restricted stock awards, stock bonuses and other stock awards. In addition, the Proposed Plan has been updated to reflect changes to the Internal Revenue Code, as amended, and various provisions of securities laws.


     Finally, the Board believes that it is prudent to put an updated equity incentive plan into place before the 1992 Plan expires by its terms.


STOCK COVERED BY THE PROPOSED PLAN

     Subject to adjustments described below and annual increases of 4% of the Company's outstanding common stock or an amount determined by the Board of Directors, the Proposed Plan authorizes total stock awards of up to 1,000,000 shares of the Company's common stock. Awards may take the form of grant of incentive stock options, non-qualified stock options, restricted stock awards, stock bonuses, and other stock grants. If a stock award made under the Proposed Plan expires, terminates, is canceled or settled in cash without the issuance of all shares of common stock covered by the award, those shares will be available for future awards under the Proposed Plan. Awards may not be transferred except by will or the laws of descent and distribution. No awards may be granted under the Proposed Plan after September 30, 2010.

ADMINISTRATION

     The Proposed Plan is administered by the Company's Board of Directors, which may delegate its authority to a committee of the Board of Directors. The Board of Directors has the authority to select individuals to receive awards, to determine the time and type of awards, the number of shares covered by the awards, and the terms and conditions of such awards in accordance with the terms of the Proposed Plan. In making such determinations, the Board of Directors may take into account the recipient's current and potential contributions and any other factors the Board of Directors considers relevant. The recipient of an award has no choice regarding the form of a stock award. The Board of Directors is authorized to establish rules and regulations and make all other determinations that may be necessary or advisable for the administration of the Proposed Plan.


PARTICIPATION

     Participants in the Proposed Plan will consist of directors and such executive, managerial and other key employees and consultants and others providing substantial service to the Company as the Board of Directors may select from time to time. In view of the discretionary authority vested in the Board of Directors, it is not possible to estimate the number of shares that may be subject to awards with respect to any individual or group of individuals, except directors as described previously in this Proxy Statement. Although no determination has been made as to the number of employees, including officers, who will be eligible for awards under the Proposed Plan, the Company estimates that the majority of its directors, officers, employees and consultants, including non-employee consultants, will be eligible to be considered for awards under the Proposed Plan.


ANTICIPATED AWARDS

     No awards have been made under the Proposed Plan. However, if the Proposed Plan is approved by the Company's stockholders, it is contemplated that future awards to members of the Board of Directors as described above will be made under the new plan.

     If the Proposed Plan is approved by the Company's shareholders, it intends to keep the 1992 Plan in place only so long as options remain outstanding under the Plan. No new options will be granted under the 1992 Plan, and any shares which remain available under the 1992 Plan will be added to the authorized but unissued capital stock of the Company.


TYPES OF AWARDS

STOCK OPTIONS: A stock option entitles the holder to purchase shares of the Company's common stock at a price and upon the terms established by the Board of Directors at the time of the grant. Stock options may be granted for a term of up to 10 years with an exercise price to be established by the Board of Directors of not less than the fair market value of the Company's common stock on the date of the grant. Subject to an individual limit for each recipient, the Proposed Plan authorizes the grant of both non-qualified stock options and incentive stock options, in the discretion of the Board of Directors, provided, however, that only non-qualified options may be granted to eligible consultants, and provided that the aggregate value (determined at the time of the grant) of the common stock with respect to which incentive stock options are exercisable for the first time by any employee during any calendar year may not exceed $100,000. Stock options granted under the Proposed Plan may be exercised at any time during the exercise period established by the Board of Directors. The Proposed Plan sets forth restrictions upon the exercise of stock options upon termination of the holder's relationship with the Company by reason of death, disability, retirement or otherwise. The Board of Directors may permit the exercise price of options to be paid in cash, in shares of common stock, or in any combination of cash and common stock.

RESTRICTED STOCK AWARD: A restricted stock award is an award of common stock that is subject to certain restrictions imposed pursuant to the plan. The right of a holder to retain a restricted stock award shall be subject to such restrictions, including but not limited to his continuous employment by or performance of services for the Company for a restriction period specified by the Board or the attainment of specified performance goals and objectives, as may be established by the Board with respect to such award. The Board may in its sole discretion require different periods of service or different performance goals and objectives with respect to different individuals, to different restricted stock awards or to separate, designated portions of the Stock shares constituting a restricted stock award.

STOCK BONUS: A stock bonus may be either an outright grant of common stock or a grant of common stock subject to and conditioned upon certain employment or performance related goals. The Board may award stock bonuses, subject to such conditions and restrictions, as it determines in its sole discretion.

OTHER STOCK AWARDS: From time to time during the duration of this plan, the board may, in its sole discretion, adopt one or more incentive compensation arrangements pursuant to which the participants may acquire shares of common stock, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this plan and all shares of common stock issued pursuant to such arrangements shall be issued under this plan.


ADJUSTMENTS

     In the event of a significant corporate transaction such as a stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the aggregate number of shares with respect to which awards may be made under the Proposed Plan and the terms and the number of shares of any outstanding award shall be equitably adjusted by the Company's Board of Directors in accordance with the plan.


AMENDMENT AND TERMINATION

     The Board may at any time terminate, and from time to time may amend or modify the plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of
counsel,   determines  that  shareholder  approval  is  otherwise  necessary  or desirable.

     No amendment, modification or termination of the plan shall in any manner adversely affect any options, restricted stock awards, stock bonuses or other award theretofore granted under the plan, without the consent of the participant holding such options, restricted stock awards, stock bonuses or other awards.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

     Under current United States federal income tax laws, awards granted under the Proposed Plan will have the consequences set forth below.

     The grant of a non-qualified stock option or incentive stock option will not result in taxable income to the holder at the time of the grant, and the Company will not be entitled to a deduction at that time.

     A holder of a non-qualified stock option generally will realize taxable ordinary income, at the time of exercise of the option, in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction.

     The exercise of an incentive stock option generally will not result in taxable income to the holder, nor will the Company be entitled to a deduction at that time. Generally, if the holder does not dispose of the underlying common stock during the applicable holding period, then, upon disposition, any amount realized in excess of the exercise price will be taxed to the holder as capital gain, and the Company will not be entitled to any deduction for federal income tax purposes. If the holding period requirements are not met, the holder will generally realize taxable ordinary income, and a corresponding deduction will be allowed to the Company, at the time of disposition, in an amount equal to the lesser of (1) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (2) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. The exercise of an incentive stock option and the disposition of common stock acquired pursuant thereto must be taken into account in computing the holder's alternative minimum taxable income.

     Upon grant of a restricted or deferred stock award, the fair market value of the common stock received will be taxable to the holder as ordinary income when the award vests, and the Company will be entitled to a corresponding deduction.

     All taxable income recognized by a holder of a stock award under the Proposed Plan is subject to applicable tax withholding which may be satisfied, under circumstances set forth in the Proposed Plan, through the surrender of shares of common stock that the holder already owns or to which the holder is otherwise entitled under the Proposed Plan.


VOTE REQUIRED FOR APPROVAL

     The affirmative vote of a majority of the votes entitled to vote at the annual meeting is required for the adoption of the proposed equity incentive plan. The Board of Directors recommends a vote for the adoption of the proposed equity incentive plan, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

                             APPOINTMENT OF AUDITORS
                           (Proposal 3 on Proxy Card)

     On October 9, 2000, the Board of Directors approved the engagement of Cordovano and Harvey, P.C. as the principal accountant and independent auditors for the fiscal year ending October 31, 2000, and solicits the ratification of this appointment by the shareholders. Neither such firm, any of its members nor any of their associates, has or has had during the past four years, any financial interest in the business or affairs, direct or indirect, or any relationship with the Company other than in connection with their duties as auditors and accountants.

     Simultaneous with the engagement of Cordovano and Harvey, P.C., the Board of Directors dismissed Larry O'Donnell, CPA, P.C. as the Company's previous accountant. The reports of Larry O'Donnell, CPA, P.C. for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

     During our two most recent fiscal years and the interim period up to October 9, 2000, there were no disagreements with Larry O'Donnell, CPA, P.C. on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedure which, if not resolved to the satisfaction of Larry O'Donnell, CPA, P.C., would have caused Larry O'Donnell, CPA, P.C. to make reference to the matter in its report. Further, there were no reportable events as that term is described in Item 304(a)(1)(iv)(B) of Regulation S-K.

     During the two most recent fiscal years and any subsequent interim period, the Company has not consulted Cordovano and Harvey, P.C., regarding any matter requiring disclosure.

     Representatives of Cordovano and Harvey, P.C. are expected to be present at the annual meeting to respond to shareholders' questions and to make any statements they consider appropriate.

     The affirmative vote of a majority of the votes entitled to vote at the annual meeting is required for the adoption of the proposed appointment of the independent auditors. The Board of Directors recommends a vote for the ratification of appointment of the independent auditors, and proxies solicited by the Board of Directors will be so voted in the absence of instructions to the contrary.

                SHAREHOLDER PROPOSALS FOR THE 2000 ANNUAL MEETING

     Shareholders who wish to submit a proposal for action at the 2000 Annual Meeting of Shareholders must do so in accordance with the regulations of the Securities and Exchange Commission. In order to be eligible to submit a proposal, a shareholder must own and have owned, for one year prior to the date of the annual meeting, at least 1% or $1,000 in market value of securities entitled to be voted on the proposal, and must continue to hold such securities through the date of the meeting. For proposals to be considered for inclusion in the Proxy Statement for the 2000 annual meeting, they must be received by the Company no later than November 1, 2000. It is anticipated that the next annual meeting will be held in March of 2001. Such proposals should be directed to Vitro Diagnostics, Inc., 8100 Southpark Way, Building B-1, Littleton, Colorado 80120, Attention: Henry C. Schmerler, Secretary.


                          ANNUAL REPORT TO SHAREHOLDERS

     The Company's Annual Report on Form 10-KSB for the year ended October 31, 1999, including financial statements and schedules, is included with this Proxy Statement. We will provide a copy without charge of any exhibit to the Form 10-KSB to any shareholder upon request.


                                 OTHER BUSINESS

     The Board of Directors is not aware of any business to come before the meeting other than those matters described above in this Proxy Statement. If, however, any other matters should properly come before the meeting, it is intended that holders of the Proxies will act in accordance with their judgment on such matters.

                                            BY ORDER OF THE BOARD OF DIRECTORS:

                                            /s/ Henry C. Schmerler
                                            ------------------------------
                                            Henry C. Schmerler, Secretary

                                      PROXY

                             VITRO DIAGNOSTICS, INC.
                         ANNUAL MEETING OF STOCKHOLDERS

                                December 1, 2000
                                    9:00 A.M.

     The undersigned hereby appoints Ronald Goode and James R. Musick, or either of them, with full power of substitution, to act as Proxy for the undersigned, and to vote all shares of common stock of the Company that the undersigned is entitled to vote at the annual meeting of the Company's stockholders to be held at the Hotel Teatro, located at 1100 14th Street, Denver, Colorado 80202, phone
(303) 228-1100. The annual meeting will begin at 9:00 a.m. Denver time, on December 1, 2000. The phone number of the Company is (303) 794-2000.

     This proxy is revocable and will be voted as directed, but if you do not provide instructions, this proxy will be voted FOR the nominees for director set forth below and FOR each of the proposals listed. If any other business is presented at the annual meeting, including whether or not to adjourn the meeting, this proxy will be voted by the Proxy in accordance with his judgment of the best interests of the Company and its stockholders.

     So that your vote may be represented at the annual meeting, please complete and sign this proxy as soon as possible. You may return this proxy in the enclosed  postage-paid  envelope  or you  may  fax it to the  Company  at  (303)
798-8332.

     The Board of Directors recommends a vote FOR each of the nominees for director set forth below, FOR the adoption of a new equity incentive plan and FOR the ratification of the appointment of Cordovano and Harvey, P.C. as auditors.

  [X] Please indicate your votes by placing and "X" in the corresponding box.


                              ELECTION OF DIRECTORS
                                  (Proposal 1)

Indicate your vote with respect to the nomination of James R. Musick, Erik D. Van Horn, Ronald L. Goode, Henry Schmerler and William J. Schmulh as directors:

     [ ]   FOR all nominees

     [ ]   FOR all nominees EXCEPT the nominees written on the line below:

     [ ]   WITHHOLD VOTE with respect to all the nominees

                   ADOPTION OF PROPOSED EQUITY INCENTIVE PLAN
                                  (Proposal 2)

Indicate your vote with respect to adoption of the proposed equity incentive plan.

     [ ]   FOR the proposed equity incentive plan

     [ ]   AGAINST the proposed equity incentive plan

     [ ]   ABSTAIN with respect to the proposed equity incentive plan


                              APPROVAL OF AUDITORS
                                  (Proposal 3)

Indicate your vote with respect to Proposal 3 which ratifies the appointment of Cordovano and Harvey, P.C. as the Company's independent accountants for the fiscal year ending October 31, 2000.

     [ ]   FOR approval of the auditors

     [ ]   AGAINST approval of the auditors

     [ ]   ABSTAIN with respect approval of the auditors


     The undersigned acknowledges receipt from the Company of (1) the Notice of Annual Meeting of Stockholders dated October 30, 2000, (2) the Proxy Statement dated October 30, 2000 and (3) the Annual Report of the Company for the 1999 fiscal year prior to the execution of this proxy.



----------------------------------------------
Signature of Stockholder or Authorized Person:



----------------------------------------------
Title (if applicable):


Date:
      ----------------------------------------

INSTRUCTIONS: If you are signing as an individual, please sign exactly as your name appears here in. If you are signing as an attorney, executor, administrator, trustee, guardian, corporate officer or other authorized person, please give your full title. If shares are held jointly, either stockholder may sign but only one signature is required.

EXHIBIT A



                             VITRO DIAGNOSTICS, INC.

                              EQUITY INCENTIVE PLAN

                             VITRO DIAGNOSTICS, INC.

                              EQUITY INCENTIVE PLAN

                                    ARTICLE I

                                  INTRODUCTION

1.1 Establishment. Vitro Diagnostics, Inc., a Nevada corporation (hereinafter referred to, together with its Affiliated Corporations (as defined in subsection 2.1(a)) as the "Company" except where the context otherwise requires), hereby establishes the Vitro Diagnostics, Inc. Equity Incentive Plan (the "Plan") for certain key employees, directors, consultants and other persons rendering substantial service to the Company. The Plan permits the grant of incentive stock options ("Incentive Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), non-qualified stock options ("Non-Qualified Options"), Restricted Stock Awards, Stock Bonuses, and other stock grants to certain key employees of the Company and others providing valuable service to the Company.

1.2 Purposes. The purposes of the Plan are to provide those who are selected for participation in the Plan with added incentives to continue in the long-term service of the Company and to create in such persons a more direct interest in the future success of the operations of the Company by relating incentive compensation to increases in shareholder value, so that the income of those participating in the Plan is more closely aligned with the income of the Company's shareholders. The Plan is also designed to provide a financial incentive that will help the Company attract, retain and motivate the most qualified employees and consultants.


                                   ARTICLE II

                                   DEFINITIONS

2.1  Definitions. The following terms shall have the meanings set forth below:


     (a) "Affiliated Corporation" means any corporation or other entity (including but not limited to a partnership) that is affiliated with the Company through stock ownership or otherwise and is designated as an "Affiliated Corporation" by the Board, provided, however, that for purposes of Incentive Options granted pursuant to the Plan, an "Affiliated Corporation" means any parent or subsidiary of the Company as defined in Section 424 of the Code.

     (b) "Award" means an Option, a Restricted Stock Award, grants of Stock pursuant to Article IX or other issuances of Stock hereunder.

     (c)  "Board" means the Board of Directors of the Company.

     (d) "Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

     (e) "Committee" means a committee consisting of members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be so constituted at all times as to permit the Plan to comply with Rule 16b-3 or any successor rule promulgated under the Securities Exchange Act of 1934 (the "1934 Act") and the provisions of section 162(m) of the Code and the regulations promulgated thereunder. Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board and may resign at any time upon written notice to the Board. The Committee shall select Participants from Eligible Employees and Eligible Consultants of the Company, and shall determine the awards to be made pursuant to the Plan and the terms and conditions thereof.

     (f) "Disabled" or "Disability" shall have the meaning given to such terms in Section 22(e)(3) of the Code.

     (g) "Effective Date" means the effective date of the Plan, October 9, 2000.

     (h) "Eligible Employees" means those key employees (including, without limitation, officers, directors (whether or not they are also employees of the Company) and other individuals or entities providing substantial service) of the Company or any subsidiary or division thereof, upon whose judgment, initiative and efforts the Company is, or will become, largely dependent for the successful conduct of its business. For purposes of the Plan, an employee is an individual whose wages are subject to the withholding of federal income tax under
          Section 3401 of the Internal Revenue Code.

     (i) "Eligible Consultants" means those consultants to the Company who are determined, by the Committee, to be individuals whose services are important to the Company and who are eligible to receive Awards, other than Incentive Options, under the Plan.

     (j) "Fair Market Value" means the closing price of the Stock on a securities exchange, national market system, automated quotation system or bulletin board on which the Stock is traded or reported on a particular date. If there are no Stock transactions on such date, the Fair Market Value shall be determined as of the immediately preceding date on which there were Stock transactions. If the price of the Stock is not reported or quoted in any such medium, the Fair Market Value of the Stock on a particular date shall be as determined by the Committee; provided, however, that even if the Stock is traded or reported in a recognized medium, if the number of transactions reported in that medium is such that the Committee determines that the closing price is not indicative of the price of the Stock, it may nonetheless determine the Fair Market Value in its discretion. If, upon exercise of an Option, the exercise price is paid by a broker's transaction as provided in subsection 7.2(g)(ii)(D), Fair Market Value, for purposes of the exercise, shall be the price at which the Stock is sold by the broker.

     (k) "Incentive Option" means an Option designated as such and granted in accordance with Section 422 of the Code.

     (l)  "Non-Qualified  Option"  means  any  Option  other  than an  Incentive
          Option.

     (m) "Option" means a right to purchase Stock at a stated or formula price for a specified period of time. Options granted under the Plan shall be either Incentive Options or Non-Qualified Options.

     (n)  "Option  Certificate"  shall  have the  meaning  given to such term in
          Section 7.2 hereof.

     (o) "Option Holder" means a Participant who has been granted one or more Options under the Plan.

     (p) "Option Price" means the price at which shares of Stock subject to an Option may be purchased, determined in accordance with subsection 7.2(b).

     (q) "Participant" means an Eligible Employee or Eligible Consultant designated by the Committee from time to time during the term of the Plan to receive one or more of the Awards provided under the Plan.

     (r) "Restricted Stock Award" means an award of Stock granted to a Participant pursuant to Article VIII that is subject to certain restrictions imposed in accordance with the provisions of such Section.

     (s)  "Share" means a share of Stock.

     (t)  "Stock" means the $0.001 par value Common Stock of the Company.

     (u)  "Stock  Bonus" means  either an outright  grant of Stock or a grant of
          Stock  subject  to  and   conditioned   upon  certain   employment  or
          performance related goals.

2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.


                                   ARTICLE III

                               PLAN ADMINISTRATION

3.1 The Plan shall be administered by the Committee, or in the absence of appointment of a Committee, by the entire Board of Directors. All references in the Plan to the Committee shall include the entire Board of Directors if no such Committee is appointed.


3.2 In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, select the Participants from among the Eligible Employees and Eligible Consultants, determine the Awards to be made pursuant to the Plan, the number of shares of Stock to be issued thereunder and the time at which such Awards are to be made, fix the Option Price, period and manner in which an Option becomes exercisable, establish the duration and nature of Restricted Stock Award restrictions, establish the terms and conditions applicable to Stock Bonuses and establish such other terms and requirements of the various compensation incentives under the Plan as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein; provided, however, that Eligible Consultants shall not be eligible to receive Incentive Options.

3.3 The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient and it shall be the sole and final judge of such expediency. No member of the Committee shall be liable for any action or determination made in good faith. The determinations, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons.


                                   ARTICLE IV

                            STOCK SUBJECT TO THE PLAN

4.1 Number of Shares. Subject to the provisions regarding changes in capital described below, the number of Shares that are authorized for issuance under the Plan in accordance with the provisions of the Plan and subject to such restrictions or other provisions as the Committee may from time to time deem necessary shall not exceed 1,000,000 plus, an annual increase to be added on the day of each Annual Stockholders Meeting beginning with the Annual Stockholders Meeting in 2001 equal to the least of the following amounts (i) 4% of the Company's outstanding shares on such date (rounded to the nearest whole share and calculated on a fully diluted basis), that is assuming the exercise of all outstanding stock options and warrants to purchase common stock or (ii) an amount determined by the Board. The Shares may be either authorized and unissued Shares or previously issues Shares acquired by the Company. This authorization may be increased from time to time by approval of the Board and by the stockholders of the Company if, in the opinion of counsel for the Company, stockholder approval is required. Shares of Stock that may be issued upon exercise of Options, that are issued as Restricted Stock Awards or Stock Bonuses, and that are issued as incentive compensation or other Stock grants under the Plan shall be applied to reduce the maximum number of Shares remaining available for use under the Plan. The Company shall at all times during the term of the Plan and while any Options are outstanding retain as authorized and unissued Stock at least the number of Shares from time to time required under the provisions of the Plan, or otherwise assure itself of its ability to perform its obligations hereunder.

4.2 Other Shares of Stock. Any Shares that are subject to an Option that expires or for any reason is terminated unexercised shall automatically become available for use under the Plan.

4.3 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the Shares as to which Awards may be granted under the Plan and (ii) the Shares then included in each outstanding Award granted hereunder.

4.4  Other Distributions and Changes in the Stock. If:

     (a) the Company shall at any time distribute with respect to the Stock assets or securities of persons other than the Company (excluding cash or distributions referred to in Section 4.3), or

     (b) the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company, or

     (c) there shall be any other change (except as described in Section 4.3) in the number or kind of outstanding Shares or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that the event described in subsection (a), (b), or (c) above equitably requires an adjustment in the number or kind of Shares subject to an Option or other Award, an adjustment in the Option Price or the taking of any other action by the Committee, including without limitation, the setting aside of any property for delivery to the Participant upon the exercise of an Option or the full vesting of an Award, then such adjustments shall be made, or other action shall be taken, by the Committee and shall be effective for all purposes of the Plan and on each outstanding Option or Award that involves the particular type of stock for which a change was effected. Notwithstanding the foregoing provisions of this Section 4.4, pursuant to Section 8.3 below, a Participant holding Stock received as a Restricted Stock Award shall have the right to receive all amounts, including cash and property of any kind, distributed with respect to the Stock upon the Participant's becoming a holder of record of the Stock.

4.5 General Adjustment Rules. No adjustment or substitution provided for in this Article IV shall require the Company to sell a fractional share of Stock under any Option, or otherwise issue a fractional share of Stock, and the total substitution or adjustment with respect to each Option and other Award shall be limited by deleting any fractional share. In the case of any such substitution or adjustment, the total Option Price for the shares of Stock then subject to an Option shall remain unchanged but the Option Price per share under each such Option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Option may have been changed, and appropriate adjustments shall be made to other Awards to reflect any such substitution or adjustment.

4.6 Determination by the Committee, Etc. Adjustments under this Article IV shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.


                                    ARTICLE V

                            CORPORATE REORGANIZATION

5.1 Reorganization. Upon the occurrence of any of the following events, if the notice required by Section 5.2 shall have first been given, the Plan and all Options then outstanding hereunder shall automatically terminate and be of no further force and effect whatsoever, and other Awards then outstanding shall be treated as described in Sections 5.2 and 5.3, without the necessity for any additional notice or other action by the Board or the
     Company: (a) the merger or consolidation of the Company with or into another corporation or other reorganization (other than a reorganization under the United States Bankruptcy Code) of the Company (other than a consolidation, merger, or reorganization in which the Company is the continuing corporation and which does not result in any reclassification or change of outstanding shares of Stock); or (b) the sale or conveyance of the property of the Company as an entirety or substantially as an entirety (other than a sale or conveyance in which the Company continues as holding company of an entity or entities that conduct the business or business formerly conducted by the Company); or (c) the dissolution or liquidation of the Company.

5.2 Required Notice. At least 30 days' prior written notice of any event described in Section 5.1 shall be given by the Company to each Option Holder and Participant unless (a) in the case of the events described in clauses (a) or (b) of Section 5.1, the Company, or the successor or purchaser, as the case may be, shall make adequate provision for the assumption of the outstanding Options or the substitution of new options for the outstanding Options on terms comparable to the outstanding Options except that the Option Holder shall have the right thereafter to purchase the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable upon exercise of the Option immediately prior to such merger, consolidation, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares), or (b) the Company, or the successor or purchaser, as the case may be, shall make adequate provision for the adjustment of outstanding Awards (other than Options) so that such Awards shall entitle the Participant to receive the kind and amount of securities or property or cash receivable upon such merger, consolidation, other reorganization, sale or conveyance by a holder of the number of Shares that would have been receivable with respect to such Award immediately prior to such merger, consolidation, other reorganization, sale or conveyance (assuming such holder of Stock failed to exercise any rights of election and received per share the kind and amount received per share by a majority of the non-electing shares). The provisions of this Article V shall similarly apply to successive mergers, consolidations, reorganizations, sales or conveyances. Such notice shall be deemed to have been given when delivered personally to a Participant or when mailed to a Participant by registered or certified mail, postage prepaid, at such Participant's address last known to the Company.


5.3  Acceleration of  Exercisability.  Participants  notified in accordance with
     Section 5.2 may exercise their Options at any time before the occurrence of the event requiring the giving of notice (but subject to occurrence of such event), regardless of whether all conditions of exercise relating to length of service, attainment of financial performance goals or otherwise have been satisfied. Upon the giving of notice in accordance with Section 5.2, and all restrictions with respect to Restricted Stock and other Awards shall lapse immediately. Any Options that are not assumed or substituted under clauses (a) or (b) of Section 5.2 that have not been exercised prior to the event described in Section 5.1 shall automatically terminate upon the occurrence of such event.

5.4 Limitation on Payments. If the provisions of this Article V would result in the receipt by any Participant of a payment within the meaning of Section 280G of the Code and the regulations promulgated thereunder and if the receipt of such payment by any Participant would, in the opinion of independent tax counsel of recognized standing selected by the Company, result in the payment by such Participant of any excise tax provided for in Sections 280G and 4999 of the Code, then the amount of such payment shall be reduced to the extent required, in the opinion of independent tax counsel, to prevent the imposition of such excise tax; provided, however, that the Committee, in its sole discretion, may authorize the payment of all or any portion of the amount of such reduction to the Participant.


                                   ARTICLE VI

                                  PARTICIPATION

     Participants in the Plan shall be those Eligible Employees or Consultants who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, vital services in the management, operation and development of the Company or an Affiliated Corporation, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Eligible Consultants shall be selected from those non-employee consultants to the Company who are performing services important to the operation and growth of the Company. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall be separately approved by the Committee and receipt of one such Award shall not result in automatic receipt of any other Award. Upon determination by the Committee that an Award is to be granted to a Participant, written notice shall be given to such person, specifying the terms, conditions, rights and duties related thereto. Each Participant shall, if required by the Committee, enter into an agreement with the Company, in such form as the Committee shall determine and which is consistent with the provisions of the Plan, specifying such terms, conditions, rights and duties. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee, which date shall be the date of any related agreement with the Participant. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.


                                   ARTICLE VII

                                     OPTIONS

7.1 Grant of Options. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is an Incentive Option or a Non-Qualified Option; provided, however, that only Non-Qualified Options may be granted to Eligible Consultants. The Committee may grant both an Incentive Option and a Non-Qualified Option to an Eligible Employee at the same time or at different times. Incentive Options and Non-Qualified Options, whether granted at the same time or at different times, shall be deemed to have been awarded in separate grants and shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of shares for which any other Option may be exercised, except as provided in subsection 7.2(j). An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

7.2 Stock Option Certificates. Each Option granted under the Plan shall be evidenced by a written stock option certificate (an "Option Certificate"). An Option Certificate shall be issued by the Company in the name of the Participant to whom the Option is granted (the "Option Holder") and in such form as may be approved by the Committee. The Option Certificate shall incorporate and conform to the conditions set forth in this Section 7.2 as well as such other terms and conditions that are not inconsistent as the Committee may consider appropriate in each case.

     (a) Number of Shares. Each Option Certificate shall state that it covers a specified number of shares of Stock, as determined by the Committee.

     (b) Price. The price at which each share of Stock covered by an Option may be purchased shall be determined in each case by the Committee and set forth in the Option Certificate, but in no event shall the price be less than 100 percent of the Fair Market Value of the Stock on the date an Incentive Option is granted. Furthermore, no ten percent Stockholder shall be eligible for the grant of an Incentive Stock Option unless the exercise price of such Option is at least one hundred ten percent (110%) of the Fair Market Value of the Common Stock at the date of grant and the Option is not exercisable after the expiration of five (5) years from the date of grant.

     (c) Duration of Options; Restrictions on Exercise. Each Option Certificate shall state the period of time, determined by the Committee, within which the Option may be exercised by the Option Holder (the "Option Period"). The Option Period must end, in all cases, not more than ten years from the date the Option is granted. The Option Certificate shall also set forth any installment or other restrictions on Option exercise during such period, if any, as may be determined by the Committee. Each Option shall become exercisable (vest) over such period of time, if any, or upon such events, as determined by the Committee.

     (d) Termination of Services, Death, Disability, Etc. The Committee may specify at the time of granting the Option but not thereafter the period, if any, after which an Option may be exercised following termination of the Option Holder's services. The effect of this subsection 7.2(d) shall be limited to determining the consequences of a termination and nothing in this subsection 7.2(d) shall restrict or otherwise interfere with the Company's discretion with respect to the termination of any individual's services. If the Committee does not otherwise specify, the following shall apply:

          (i) If the services of the Option Holder are terminated within the Option Period for "cause", as determined by the Company, the Option shall thereafter be void for all purposes. As used in this subsection 7.2(d), "cause" shall mean a gross violation, as determined by the Company, of the Company's established policies and procedures.

          (ii) If the Option Holder becomes Disabled, the Option may be exercised by the Option Holder within one year following the Option Holder's termination of services on account of Disability (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's termination of services because of Disability.

          (iii)If the Option Holder dies during the Option Period while still performing services for the Company or within the one year period referred to in (ii) above or the three-month period referred to in (iv) below, the Option may be exercised by those entitled to do so under the Option Holder's will or by the laws of descent and distribution within one year following the Option Holder's death, (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of the Option Holder's death.

          (iv) If the services of the Option Holder are terminated (which for this purpose means that the Option Holder is no longer performing services for the Company or for Affiliated Corporation) by the Company within the Option Period for any reason other than cause, Disability or the Option Holder's death, the Option may be exercised by the Option Holder within three months following the date of such termination (provided that such exercise must occur within the Option Period), but not thereafter. In any such case, the Option may be exercised only as to the shares as to which the Option had become exercisable on or before the date of termination of services.

     (e) Transferability. Each Option shall not be transferable by the Option Holder except by will or pursuant to the laws of descent and distribution. Each Option is exercisable during the Option Holder's lifetime only by him or her, or in the event of Disability or incapacity, by his or her guardian or legal representative.

     (f)  Intentionally omitted

     (g)  Exercise, Payments, Etc.

          (i) Manner of Exercise. The method for exercising each Option granted hereunder shall be by delivery to the Company of written notice specifying the number of Shares with respect to which such Option is exercised. The purchase of such Shares shall take place at the principal offices of the Company within thirty days following delivery of such notice, at which time the Option Price of the Shares shall be paid in full by any of the methods set forth below or a combination thereof. Except as set forth in the next sentence, the Option shall be exercised when the Option Price for the number of shares as to which the Option is exercised is paid to the Company in full. If the Option Price is paid by means of a broker's loan transaction described in subsection 7.2(g)(ii)(D), in whole or in part, the closing of the purchase of the Stock under the Option shall take place (and the Option shall be treated as exercised) on the date on which, and only if, the sale of Stock upon which the broker's loan was based has been closed and settled, unless the Option Holder makes an irrevocable written election, at the time of exercise of the Option, to have the exercise treated as fully effective for all purposes upon receipt of the Option Price by the Company regardless of whether or not the sale of the Stock by the broker is closed and settled. A properly executed certificate or certificates representing the Shares shall be delivered to or at the direction of the Option Holder upon payment therefore. If Options on less than all shares evidenced by an Option Certificate are exercised, the Company shall deliver a new Option Certificate evidencing the Option on the remaining shares upon delivery of the Option Certificate for the Option being exercised.

          (ii) The exercise price shall be paid by any of the following methods or any combination of the following methods at the election of the Option Holder, or by any other method approved by the Committee upon the request of the Option Holder:

               (A)  in cash;

               (B) by certified, cashier's check or other check acceptable to the Company, payable to the order of the Company;

               (C) by delivery to the Company of certificates representing the number of shares then owned by the Option Holder, the Fair Market Value of which equals the purchase price of the Stock purchased pursuant to the Option, properly endorsed for transfer to the Company; provided however, that no Option may be exercised by delivery to the Company of certificates representing Stock, unless such Stock has been held by the Option Holder for more than six months; for purposes of this Plan, the Fair Market Value of any shares of Stock delivered in payment of the purchase price upon exercise of the Option shall be the Fair Market Value as of the exercise date; the exercise date shall be the day of delivery of the certificates for the Stock used as payment of the Option Price; or

               (D) by delivery to the Company of a properly executed notice of exercise together with irrevocable instructions to a broker to deliver to the Company promptly the amount of the proceeds of the sale of all or a portion of the Stock or of a loan from the broker to the Option Holder required to pay the Option Price.


     (h) Date of Grant. An Option shall be considered as having been granted on the date specified in the grant resolution of the Committee.

     (i)  Withholding.

          (i) Non-Qualified Options. Upon exercise of an Option, the Option Holder shall make appropriate arrangements with the Company to provide for the amount of additional withholding required by Sections 3102 and 3402 of the Code and applicable state income tax laws, including payment of such taxes through delivery of shares of Stock or by withholding Stock to be issued under the Option, as provided in Article XV.

          (ii) Incentive Options. If an Option Holder makes a disposition (as defined in Section 424(c) of the Code) of any Stock acquired pursuant to the exercise of an Incentive Option prior to the expiration of two years from the date on which the Incentive Option was granted or prior to the expiration of one year from the date on which the Option was exercised, the Option Holder shall send written notice to the Company at the Company's principal place of business of the date of such disposition, the number of shares disposed of, the amount of proceeds received from such disposition and any other information relating to such disposition as the Company may reasonably request. The Option Holder shall, in the event of such a disposition, make appropriate arrangements with the Company to provide for the amount of additional withholding, if any, required by Sections 3102 and 3402 of the Code and applicable state income tax laws.

     (j) Issuance of Additional Option. If an Option Holder pays all or any portion of the exercise price of an Option with Stock, or pays all or any portion of the applicable withholding taxes with respect to the exercise of an Option with Stock that has been held by the Option Holder for more than a period, not shorter than six months, to be determined by the Committee, the Committee may, in its sole discretion, grant to such Option Holder a new Option covering the number of shares of Stock used to pay such exercise price and/or withholding tax. The new Option shall have an Option Price per share equal to the Fair Market Value of a share of Stock on the date of the exercise of the Option and shall have the same terms and provisions as the exercised Option, except as otherwise determined by the Committee in its sole discretion.

7.3  Restrictions on Incentive Options.


     (a) Initial Exercise. The aggregate Fair Market Value of the Shares with respect to which Incentive Options are exercisable for the first time by an Option Holder in any calendar year, under the Plan or otherwise, shall not exceed $100,000. For this purpose, the Fair Market Value of the Shares shall be determined as of the date of grant of the Option.

     (b) Ten Percent Stockholders. Incentive Options granted to an Option Holder who is the holder of record of 10% or more of the outstanding Stock of the Company shall have an Option Price equal to 110% of the Fair Market Value of the Shares on the date of grant of the Option and the Option Period for any such Option shall not exceed five years.

7.4 Shareholder Privileges. No Option Holder shall have any rights as a shareholder with respect to any shares of Stock covered by an Option until the Option Holder becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Option Holder becomes the holder of record of such Stock, except as provided in
     Article IV.


                                  ARTICLE VIII

                             RESTRICTED STOCK AWARDS

8.1 Grant of Restricted Stock Awards. Coincident with or following designation for participation in the Plan, the Committee may grant a Participant one or more Restricted Stock Awards consisting of Shares of Stock. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee.

8.2 Restrictions. A Participant's right to retain a Restricted Stock Award granted to him under Section 8.1 shall be subject to such restrictions, including but not limited to his continuous employment by or performance of services for the Company or an Affiliated Corporation for a restriction period specified by the Committee or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such Award. The Committee may in its sole discretion require different periods of service or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards or to separate, designated portions of the Stock shares constituting a Restricted Stock Award. In the event of the death or Disability of a Participant, or the retirement of a Participant in accordance with the Company's established retirement policy, all required periods of service and other restrictions applicable to Restricted Stock Awards then held by him shall lapse with respect to a pro rata part of each such Award based on the ratio between the number of full months of employment or services completed at the time of termination of services from the grant of each Award to the total number of months of employment or continued services required for such Award to be fully nonforfeitable, and such portion of each such Award shall become fully nonforfeitable. The remaining portion of each such Award shall be forfeited and shall be immediately returned to the Company. In the event of a Participant's termination of employment or consulting services for any other reason, any Restricted Stock Awards as to which the period for which services are required or other restrictions have not been satisfied (or waived or accelerated as provided herein) shall be forfeited, and all shares of Stock related thereto shall be immediately returned to the Company.

8.3 Privileges of a Stockholder, Transferability. A Participant shall not posses or exercise any voting, dividend, liquidation or other rights with respect to Stock granted under the Plan unless and until any restrictions issued in connection with the Stock have been satisfied by the Participant. Upon the satisfaction of those conditions, if any, the Participant shall be entitled to exercise and possess voting, dividend, liquidation and other rights with respect to the Stock in accordance with its terms received by the Participant under this Article VIII.

8.4 Enforcement of Restrictions. The Committee shall cause a legend to be placed on the Stock certificates issued pursuant to each Restricted Stock Award referring to the restrictions provided by Sections 8.2 and 8.3 and, in addition, may in its sole discretion require one or more of the following methods of enforcing the restrictions referred to in Sections 8.2 and 8.3:

     (a) Requiring the Participant to keep the Stock certificates, duly endorsed, in the custody of the Company while the restrictions remain in effect; or

     (b) Requiring that the Stock certificates, duly endorsed, be held in the custody of a third party while the restrictions remain in effect.


                                   ARTICLE IX

                                  STOCK BONUSES

     The Committee may award Stock Bonuses to such Participants, subject to such conditions and restrictions, as it determines in its sole discretion. Stock Bonuses may be either outright grants of Stock, or may be grants of Stock subject to and conditioned upon certain employment or performance related goals.


                                    ARTICLE X

                            OTHER COMMON STOCK GRANTS

     From time to time during the duration of this Plan, the Board may, in its sole discretion, adopt one or more incentive compensation arrangements for Participants pursuant to which the Participants may acquire shares of Stock, whether by purchase, outright grant, or otherwise. Any such arrangements shall be subject to the general provisions of this Plan and all shares of Stock issued pursuant to such arrangements shall be issued under this Plan.

                                   ARTICLE XI

                             RIGHTS OF PARTICIPANTS

11.1 Service. Nothing contained in the Plan or in any Award, or other Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his employment by, or consulting relationship with, the Company or any Affiliated Corporation, or interfere in any way with the right of the Company or any Affiliated Corporation, subject to the terms of any separate employment agreement or other contract to the contrary, at any time to terminate such services or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of service shall be determined by the Committee at the time.

11.2 Nontransferability. No right or interest of any Participant in an Option, a Restricted Stock Award (prior to the completion of the restriction period applicable thereto), or other Award granted pursuant to the Plan, shall be assignable or transferable during the lifetime of the Participant, either voluntarily or involuntarily, or subjected to any lien, directly or indirectly, by operation of law, or otherwise, including execution, levy, garnishment, attachment, pledge or bankruptcy. In the event of a
     Participant's death, a Participant's rights and interests in Options, Restricted Stock Awards, and other Awards, shall, to the extent provided in Articles VII, VIII, and IX, be transferable by will or the laws of descent and distribution, and payment of any amounts due under the Plan shall be made to, and exercise of any Options may be made by, the Participant's legal representatives, heirs or legatees. If in the opinion of the Committee a person entitled to payments or to exercise rights with respect to the Plan is disabled from caring for his affairs because of mental condition, physical condition or age, payment due such person may be made to, and such rights shall be exercised by, such person's guardian, conservator or other legal personal representative upon furnishing the Committee with evidence satisfactory to the Committee of such status.

11.3 No Plan Funding. Obligations to Participants under the Plan will not be funded, trusteed, insured or secured in any manner. The Participants under the Plan shall have no security interest in any assets of the Company or any Affiliated Corporation, and shall be only general creditors of the Company.


                                   ARTICLE XII

                              GENERAL RESTRICTIONS

12.1 Investment Representations. The Company may require any person to whom an Option, Restricted Stock Award, or Stock Bonus is granted, as a condition of exercising such Option or receiving such Restricted Stock Award, or Stock Bonus, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with Federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the Stock Certificates.

12.2 Compliance with Securities Laws. Each Option, Restricted Stock Award, and Stock Bonus grant shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such Award grant upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body, is necessary as a condition of, or in connection with, the issuance or purchase of shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.


                                  ARTICLE XIII

                             OTHER EMPLOYEE BENEFITS

     The amount of any compensation deemed to be received by a Participant as a result of the exercise of an Option, the sale of shares received upon such exercise, the vesting of any Restricted Stock Award, receipt of Stock Bonuses, or the grant of Stock shall not constitute "earnings" or "compensation" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.


                                   ARTICLE XIV

                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

     The Board may at any time terminate, and from time to time may amend or modify the Plan provided, however, that no amendment or modification may become effective without approval of the amendment or modification by the shareholders if shareholder approval is required to enable the Plan to satisfy any applicable statutory or regulatory requirements, or if the Company, on the advice of
counsel,   determines  that  shareholder  approval  is  otherwise  necessary  or desirable.

     No amendment, modification or termination of the Plan shall in any manner adversely affect any Options, Restricted Stock Awards, Stock Bonuses or other Award theretofore granted under the Plan, without the consent of the Participant holding such Options, Restricted Stock Awards, Stock Bonuses or other Awards.

                                   ARTICLE XV

                                   WITHHOLDING

15.1 Withholding Requirement. The Company's obligations to deliver shares of Stock upon the exercise of any Option, the vesting of any Restricted Stock Award, or the grant of Stock shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements.

15.2 Withholding With Stock. At the time the Committee grants an Option, Restricted Stock Award, Stock Bonus, other Award, or Stock, it may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from shares otherwise issuable to the Participant, shares of Stock having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. The value of shares of Stock to be withheld shall be based on the Fair Market Value of the Stock on the date that the amount of tax to be withheld is to be determined (the "Tax Date"). Any such elections by Participants to have shares of Stock withheld for this purpose will be subject to the following restrictions:

     (a)  All elections must be made prior to the Tax Date.

     (b)  All elections shall be irrevocable.

     (c) If the Participant is an officer or director of the Company within the meaning of Section 16 of the 1934 Act ("Section 16"), the Participant must satisfy the requirements of such Section 16 and any applicable Rules thereunder with respect to the use of Stock to satisfy such tax withholding obligation.


                                   ARTICLE XVI

                               REQUIREMENTS OF LAW

16.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

16.2 Federal Securities Law Requirements. If a Participant is an officer or director of the Company within the meaning of Section 16, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the 1934 Act, to qualify the Award for any exception from the provisions of Section 16(b) of the 1934 Act available under that Rule. Such conditions shall be set forth in the agreement with the Participant which describes the Award or other document evidencing or accompanying the Award.

16.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Colorado.

                                  ARTICLE XVII
                              DURATION OF THE PLAN

     Unless sooner terminated by the Board of Directors, the Plan shall terminate on September 30, 2010, and no Option, Restricted Stock Award, Stock Bonus, other Award or Stock shall be granted, or offer to purchase Stock made, after such termination. Options, Restricted Stock Awards, and other Awards, outstanding at the time of the Plan termination may continue to be exercised, or become free of restrictions, or paid, in accordance with their terms.

Dated:  October 9, 2000

                                                VITRO DIAGNOSTICS, INC.

ATTEST:

_________________________                   By: ________________________________

                                    APPENDIX

Exhibits                                    Description of Exhibit
-------------                               ------------------------------------
Appendix  "A"                               Form of Option Certificate

Appendix "B"                                Number of Shares Subject to the Plan

                                TABLE OF CONTENTS

                                                                          Page

ARTICLE I  -  INTRODUCTION                                                  1
         1.1  Establishment
         1.2  Purposes                                                      1

ARTICLE II  -  DEFINITIONS                                                  1
         2.1  Definitions                                                   1
         2.2 Gender and Number                                              3

ARTICLE III  -  PLAN ADMINISTRATION                                         3

ARTICLE IV  -  STOCK SUBJECT TO THE PLAN                                    4
         4.1  Number of Shares                                              4
         4.2  Other Shares of Stock                                         5
         4.3  Adjustments for Stock Split, Stock Dividend, Etc.             5
         4.4  Other Distributions and Changes in the Stock                  5
         4.5  General Adjustment Rules                                      5
         4.6  Determination by the Committee, Etc.                          6

ARTICLE V  -  CORPORATE REORGANIZATION                                      6
         5.1  Reorganization                                                6
         5.2  Required Notice                                               6
         5.3  Acceleration of Exercisability                                7
         5.4  Limitation on Payments                                        7

ARTICLE VI  -  PARTICIPATION                                                7

ARTICLE VII  -  OPTIONS                                                     8
         7.1  Grant of Options                                              8
         7.2  Stock Option Certificates                                     8
         7.3  Restrictions on Incentive Options                            12
         7.4  Shareholder Privileges                                       12

ARTICLE VIII  -  RESTRICTED STOCK AWARDS                                   12
         8.1  Grant of Restricted Stock Awards                             12
         8.2  Restrictions                                                 12
         8.3  Privileges of a Stockholder, Transferability                 13
         8.4  Enforcement of Restrictions                                  13

ARTICLE IX  -  STOCK BONUSES                                               13

ARTICLE X  -  OTHER COMMON STOCK GRANTS                                    13

ARTICLE XI  -  RIGHTS OF PARTICIPANTS                                      14
         11.1  Service                                                     14
         11.2  Nontransferability                                          14
         11.3  No Plan Funding                                             14

ARTICLE XII  -  GENERAL RESTRICTIONS                                       14
         12.1  Investment Representations                                  14
         12.2 Compliance with Securities Laws                              15

ARTICLE XIII  -  OTHER EMPLOYEE BENEFITS                                   15

ARTICLE XIV  -  PLAN AMENDMENT, MODIFICATION AND TERMINATION               15

ARTICLE XV  -  WITHHOLDING                                                 16
         15.1  Withholding Requirement                                     16
         15.2  Withholding With Stock                                      16

ARTICLE XVI  -  REQUIREMENTS OF LAW                                        16
         16.1  Requirements of Law                                         16
         16.2   Federal Securities Law Requirements                        16
         16.3  Governing Law                                               16

ARTICLE XVII  -  DURATION OF THE PLAN                                      17